United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 24, 2014

PetroLogistics LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-35529	45-2532754
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

600 Travis Street, Suite 3250

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (713) 255-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 24, 2014, PetroLogistics LP (the “Company”) issued a press release announcing that the Company and PetroLogistics Finance Corp. (“Finance Corp.” and together with the Company, the “Issuers”) are soliciting consents (the “Consent Solicitation”) from holders of the Issuers’ outstanding 6.25% Senior Notes due 2020 (the “Notes”) to approve amendments to the Indenture relating to the Notes. The Issuers are making the Consent Solicitation at the request and expense of Flint Hills Resources, LLC (“Flint Hills”), a subsidiary of Koch Industries, Inc.  On May 27, 2014, the Company and its general partner entered into a definitive agreement to be acquired by Flint Hills (the “Merger”).

A copy of the press release is furnished  as Exhibit 99.1 hereto. The furnishing of the press release as an exhibit to this report does not constitute a solicitation of consents or proxies or an offer to sell or a solicitation of an offer to buy any security in connection with the Merger or otherwise.

Item 9.01. Financial Statements and Exhibits

Number	Exhibit
99.1	Press Release dated June 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLOGISTICS LP

	By:	PetroLogistics GP LLC,
its general partner

	By:	/s/ Sharon Spurlin
Sharon Spurlin,
Senior Vice President and Chief Financial Officer

Date: June 24, 2014

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated June 24, 2014